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Exhibit 10.54

                                  SUBLEASE AGREEMENT

     This Sublease Agreement (the "Sublease") is made this 25th day of February, 1998, effective as of the Effective Date (as defined herein), by and between Westgate Chevrolet, Inc. ("Sublessor"), whose address is 7300 I-40 West, Amarillo, Texas 79106, and Enterprise Rent-A-Car Company ("Sublessee"), whose address is 1911 Avenue Q, Lubbock, Texas 79405.

                                      AGREEMENT

     In consideration of the mutual agreements herein contained, Sublessor and Sublessee agree as follows:

     1. EFFECTIVE DATE. Upon Sublessor's sale and transfer of the property located at 7300 I-40 West, Amarillo, Potter County, Texas to Capital Automotive L.P. (herein called the "Effective Date") that certain Agreement (the "Existing Lease") by and between Sublessor (as landlord) and Sublessee (as tenant) shall terminate, and this Sublease shall become effective. Sublessee acknowledges that simultaneously with the above-described sale, Capital Automotive L.P. will lease back the property to Sublessor (the "Prime Lease"). This Sublease is entered to continue the tenancy relationship between Sublessor and Sublessee, but is subordinate to the Prime Lease in all respects.

     2. SUBLEASE OF PREMISES. Upon and subject to the terms and provisions of this Sublease, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, certain premises (the "Premises") in Amarillo, Potter County, Texas, described as follows:

          One office out of the west end of the service department of the service write-up area of Westgate Chevrolet.

     3. TERM. The term of this Sublease shall begin on the Effective Date and shall end on October 31, 1998 (the "Termination Date").

     4. RENT. Sublessee agrees to pay to Sublessor monthly installments of rent during the term of this Sublease in the amount of $750.00. The rent shall be paid in advance on or before the first day of each month, commencing on the calendar month immediately following the Effective Date. Any rent received by Sublessor before the Effective Date under the Existing Lease will be retained in full by Sublessor.

     5. TERMINATION OF PRIME LEASE. If the Prime Lease expires or terminates for any reason during the term of this Sublease, this Sublease shall terminate concurrently with the termination or expiration of the Prime Lease, and Sublessor shall have no liability to Sublessee as a result of the termination or expiration.

     6. TERMINATION. Either party may terminate this Sublease by providing ninety (90) days written notice.

     7. RENEWAL. This Sublease shall automatically renew for an additional two (2) year period upon expiration of the original term of this Sublease unless either party should give a ninety (90) day written notice.

     8. OPERATIONS. Sublessee is to be solely responsible for personnel, vehicles, and all aspects of the rental operations.

     9. CONDITION OF PREMISES. Sublessee has examined and accepts the Premises in its present "as is" condition as suitable for the purposes for which the Premises are leased.

     10. MAINTENANCE. Sublessor shall keep the foundation, the exterior walls, glass, windows, doors, door closure devices, window and doorframes, molding, locks, hardware, heating and air units, parking lot, light fixtures, plumbing and the roof of the Premises in good

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repair except that Sublessor shall not be required to make any repairs occasioned by the act of negligence of Sublessee, its employees, subtenants, licensee, and concessionaires. Sublessee shall pay all the costs of general liability insurance. Sublessor shall pay all real estate taxes and hazardous insurance premiums. At the termination of this Sublease, Sublessee shall deliver the Premises in good order and condition, normal wear and tear excepted.

     11. PAYMENTS. Billings to Sublessor will be paid to Sublessee, net 30. Billings to Sublessee will be paid to Sublessor, net 30.

     12. INSURANCE. Sublessee, at its sole expense, shall obtain and keep in force during the term of this Sublease, the following insurance naming Sublessor as a co-insured: Comprehensive general liability insurance and personal liability for injury to persons or damage to property in or about Premises or arising out of the ownership, maintenance, or use or occupancy thereof. The insurance shall specify a single occurrence policy limit of $1,000,000.00. An insurance certificate to the above affect will be issued to Sublessor with renewal certificates being supplied at renewal periods.

     13. INDEMNIFICATION. Sublessee shall indemnify Sublessor and save it harmless from and against any and all liability, damages, costs or expenses, including attorneys' fees, arising from any act, omission, or negligence of Sublessee or its contractors, licensees, agents, servants or employees, or arising from an accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the premises or any part thereof, unless such accident, injury or damage shall arise solely at Sublessor's negligence. Sublessor shall indemnify and hold Sublessee harmless from any liability for loss or damage (excepting that which results from the negligence of Sublessee, its agents, servants and employees) occurring to customers or other invitees of Sublessee in the common areas. Sublessor assumes no responsibility or liability for any damaged motor vehicles of Sublessee, its customers, employees, or invitees, or for loss of property from such motor vehicles unless such damage or loss is caused solely by Sublessor's negligence.

     14. SIGNS. Sublessee shall have the right to place business signs on the Premises subject to Sublessor approval which shall not be unreasonably withheld. All signs that are attached to the Premises shall remain the property of Sublessee at the termination or expiration thereof.

     15. SATELLITE DISH. Sublessee shall have the right to install a non-penetrating satellite dish on the roof of the Premises.

     16. CAUSES OF ACTION. Sublessee has no, and will have no, claims or causes of action against Capital Automotive L.P. in connection with the termination of the Existing Lease or under the terms of the Sublease.

          SUBLESSOR:                   WESTGATE CHEVROLET, a Texas corporation


                                       By: /s/ Robert W. Hall, Vice President


          SUBLESSEE:                   ENTERPRISE RENT-A-CAR COMPANY


                                       By: /s/ Dick Janicki
                                       Its: Vice President & General Manager


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